Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155
FIRST FINANCIAL BANKSHARES ANNOUNCES
THIRD QUARTER EARNINGS
ABILENE, Texas, October 22, 2009 — First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2009 of $13.99 million, up 4.7 percent compared with earnings of $13.36 million in the same quarter last year. Basic earnings per share were $0.67 for the third quarter of 2009, up 4.7 percent from $0.64 a year ago.
Net interest income for the third quarter of 2009 increased 3.8 percent to $32.58 million compared with $31.40 million in the same quarter last year. The net interest margin, on a taxable equivalent basis, rose to 4.92 percent for the third quarter of 2009 compared with 4.73 percent in the same period a year ago and 4.88 percent for the quarter ended June 30, 2009. The provision for loan losses was $3.71 million in the third quarter of 2009, up from $1.77 million in the same quarter last year. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.30 percent at September 30, 2009, compared with 95 basis points at June 30, 2009, and 69 basis points at September 30, 2008.
Noninterest income in the third quarter of 2009 was $12.88 million compared with $12.29 million in the same quarter a year earlier. Noninterest income for the third quarter of 2009 included $897,000 from gains on securities transactions compared with $146,000 in gains during the same quarter a year ago. Noninterest income for the third quarter of 2009 also included $273,000 in pre-tax gain on the sale of student loans, which resulted from the Company’s sale of substantially all of the remainder of its student loan portfolio to the U.S. Department of Education.
Noninterest expense declined 1.6 percent in the third quarter of 2009 to $23.02 million from $23.38 million in the same quarter last year, although the Company’s FDIC insurance cost increased $656,000. The Company’s efficiency ratio in the third quarter of 2009 improved to 47.92 percent compared with 51.42 percent in the same quarter a year ago.
“We are pleased to report another quarter of earnings growth and improved net interest margin, especially in light of the national recession and low interest rate environment,” said F. Scott Dueser, President and Chief Executive Officer. “Our bank presidents continue to do an exceptional job of managing our net interest margin and their banks. Nonperforming assets increased from previous quarters as the national recession becomes more prevalent in Texas; however, our percentage is favorable compared to our peers.”
For the first nine months of 2009, net income increased 2.8 percent to $41.26 million from $40.13 million a year ago. Basic earnings per share rose to $1.98 for the first nine months of 2009 from $1.93 in the same period last year. Net interest income increased 5.9 percent in the first nine months of 2009 to $96.63 million from $91.25 million a year ago. The provision for loan losses increased $2.8 million to $7.05 million as the Company continued to aggressively address problem loans and the slowing economy. Noninterest income was $36.54 million for the first nine months of 2009 compared with $38.06 million in the same period a year earlier. Noninterest expense was $70.33 million in the first nine months of 2009 compared with $69.06 million for the comparable period a year ago.
As of September 30, 2009, consolidated assets for the Company totaled $3.08 billion compared with $3.15 billion a year ago. Loans totaled $1.45 billion at quarter end, compared with loans of $1.57 billion a year ago. Total deposits were $2.46 billion as of September 30, 2009, compared with $2.56 billion a year earlier. Shareholders’ equity rose to $415.53 million as of September 30, 2009, compared with $350.42 million the prior year.
About First Financial Bankshares
Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates ten separately chartered banks with 48 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde and Moran; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado and Midlothian; First Financial Bank, Hereford; First Financial Bank, N.A., Mineral Wells; First Financial Bank, N.A., San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and First Financial Bank, N.A., Weatherford, Willow Park, Aledo and Brock. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.
The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com.
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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except share and per share data)

	September 30,
	2009	2008
ASSETS:
Cash and due from banks	$113,210	$116,989
Fed funds sold	38,045	55,675
Investment securities	1,323,451	1,253,945
Loans	1,454,397	1,567,727
Allowance for loan losses	(25,532)	(20,048)

Net loans	1,428,865	1,547,679
Premises and equipment	63,659	65,531
Goodwill	62,112	62,112
Other intangible assets	1,239	2,178
Other assets	45,612	44,479

Total assets	$3,076,193	$3,148,588

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Noninterest-bearing deposits	$719,266	$769,115
Interest-bearing deposits	1,739,637	1,794,437

Total deposits	2,458,903	2,563,552
Short-term borrowings	160,401	196,839
Other liabilities	41,355	37,780
Shareholders’ equity	415,534	350,417

Total liabilities and shareholders’ equity	$3,076,193	$3,148,588

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
INCOME STATEMENTS
Interest income	$36,598	$39,218	$110,028	$119,915
Interest expense	4,015	7,819	13,401	28,666

Net interest income	32,583	31,399	96,627	91,249
Provision for loan losses	3,706	1,765	7,054	4,274

Net interest income after provision for loan losses	28,877	29,634	89,573	86,975
Noninterest income	12,879	12,291	36,536	38,058
Noninterest expense	23,018	23,385	70,325	69,055

Net income before income taxes	18,738	18,540	55,784	55,978
Income tax expense	4,752	5,179	14,528	15,853

Net income	$13,986	$13,361	$41,256	$40,125

PER COMMON SHARE DATA
Net income — basic	$0.67	$0.64	$1.98	$1.93
Net income — diluted	0.67	0.64	1.98	1.93
Cash dividends	0.34	0.34	1.02	1.00
Book value			19.96	16.85
Market value			49.46	51.88
Shares outstanding — end of period	20,822,396	20,793,647	20,822,396	20,793,647
Average outstanding shares — basic	20,819,398	20,793,197	20,810,112	20,784,711
Average outstanding shares — diluted	20,844,567	20,853,539	20,830,932	20,831,128

PERFORMANCE RATIOS
Return on average assets	1.81%	1.74%	1.78%	1.77%
Return on average equity	13.99	15.31	14.18	15.42
Net interest margin (tax equivalent)	4.92	4.73	4.85	4.64
Efficiency ratio	47.92	51.42	50.08	51.41

FIRST FINANCIAL BANKSHARES, INC.
SELECTED FINANCIAL DATA (UNAUDITED)
(In thousands)

	Quarter Ended
	2009			2008
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$23,247	$22,652	$21,529	$20,048	$18,677
Loans charged off	(1,662)	(1,225)	(893)	(2,406)	(647)
Loan recoveries	241	232	255	204	253

Net charge-offs	(1,421)	(993)	(638)	(2,202)	(394)
Provision for loan losses	3,706	1,588	1,761	3,683	1,765

Balance at end of period	$25,532	$23,247	$22,652	$21,529	$20,048

Allowance for loan losses / period-end loans	1.76%	1.57%	1.53%	1.37%	1.28%
Allowance for loan losses / nonperforming loans	174.4	225.4	233.5	216.8	245.7
Net charge-offs / average loans (annualized)	0.38	0.27	0.17	0.56	0.10

NONPERFORMING ASSETS
Nonaccrual loans	$14,585	$10,242	$9,606	$9,893	$7,947
Accruing loans 90 days past due	56	72	94	36	213

Total nonperforming loans	14,641	10,314	9,700	9,929	8,160
Foreclosed assets	4,367	3,755	4,415	2,602	2,613

Total nonperforming assets	$19,008	$14,069	$14,115	$12,531	$10,773

As a % of loans and foreclosed assets	1.30%	0.95%	0.95%	0.80%	0.69%
As a % of end of period total assets	0.62	0.46	0.45	0.39	0.34

CAPITAL RATIOS
Tier 1 Risk-based	18.12%	17.36%	16.80%	15.89%	15.41%
Total Risk-based	19.37	18.61	18.05	17.04	16.49
Tier 1 Leverage	10.83	10.53	10.01	9.68	9.63
Equity to assets	13.51	12.64	12.22	11.48	11.13

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
NONINTEREST INCOME
Gain on sale of student loans, net	$273	$3	$889	$1,717
Gain on securities transactions, net	897	146	1,645	705
Trust fees	2,328	2,501	6,570	7,230
Service charges on deposits	5,732	5,809	16,294	17,005
Real estate mortgage fees	731	649	2,177	2,018
Net gain (loss) on sale of foreclosed assets	(128)	27	(187)	116
ATM and credit card fees	2,427	2,327	7,063	6,623
Other noninterest income	619	829	2,085	2,644

Total Noninterest Income	$12,879	$12,291	$36,536	$38,058

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$11,512	$11,529	$34,695	$34,588
Profit sharing expense	689	923	1,739	2,957
Net occupancy expense	1,599	1,826	4,785	5,069
Equipment expense	1,920	1,891	5,828	5,603
Printing, stationery and supplies	508	482	1,406	1,433
ATM and credit card expenses	810	1,155	2,462	3,271
Audit fees	292	288	840	884
Legal, tax and professional fees	778	734	2,470	2,209
FDIC Insurance premiums	818	162	4,074	438
Correspondent bank service charges	204	303	839	868
Advertising and public relations	661	638	1,783	1,935
Amortization of intangible assets	214	302	652	917
Other noninterest expense	3,013	3,152	8,752	8,883

Total Noninterest Expense	$23,018	$23,385	$70,325	$69,055

TAX EQUIVALENT YIELD ADJUSTMENT	$2,570	$1,786	$7,256	$5,028

FIRST FINANCIAL BANKSHARES, INC.
SELECTED FINANCIAL DATA (UNAUDITED)
(In thousands)

	Three Months Ended
	September 30, 2009
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$46,649	$23	0.20%
Interest-bearing deposits in nonaffiliated banks	18,189	73	1.59%
Taxable securities	855,409	9,155	4.28%
Tax exempt securities	450,508	7,060	6.27%
Loans	1,465,423	22,857	6.19%

Total interest-earning assets	2,836,178	39,168	5.48%
Noninterest-earning assets	235,596

Total assets	$3,071,774

Interest-bearing liabilities:
Deposits	$1,730,708	$3,836	0.88%
Fed funds purchased and other short term borrowings	171,621	179	0.41%

Total interest-bearing liabilities	1,902,329	4,015	0.84%

Noninterest-bearing liabilities	772,768
Shareholders’ equity	396,677

Total liabilities and shareholders’ equity	$3,071,774

Net interest income and margin (tax equivalent)		$35,153	4.92%

	Nine Months Ended
	September 30, 2009
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$37,578	$66	0.24%
Interest-bearing deposits in nonaffiliated banks	11,531	143	1.65%
Taxable securities	881,726	28,102	4.25%
Tax exempt securities	426,621	19,958	6.24%
Loans	1,504,400	69,015	6.13%

Total interest-earning assets	2,861,856	117,284	5.48%
Noninterest-earning assets	244,961

Total assets	$3,106,817

Interest-bearing liabilities:
Deposits	$1,744,336	$12,768	0.98%
Fed funds purchased and other short term borrowings	191,376	633	0.44%

Total interest-bearing liabilities	1,935,712	13,401	0.93%

Noninterest-bearing liabilities	782,184
Shareholders’ equity	388,921

Total liabilities and shareholders’ equity	$3,106,817

Net interest income and margin (tax equivalent)		$103,883	4.85%